ARTICLES OF AMENDMENT TO
                              E-HOBBY NETWORK, INC.

         THE UNDERSIGNED, being the sole director and president of, e-Hobby Network, Inc., does hereby amend its Articles of Incorporation as follows:

                                    ARTICLE I
                                    ---------
                                      NAME

         2. Effective April 8, 2003, the name of this corporation shall be RENT SHIELD CORP.


         I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on April 8, 2003 and that the number of votes cast was sufficient for approval.

         IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on April 8, 2003.



/S/ Susan Parker
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Susan Parker, President and Sole Director


         The foregoing instrument was acknowledged before me on April 8, 2003, Susan Parker who is personally known to me.



/S/ Notary Public
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Notary Public
My commission expires: